Exhibit 3.97

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of the limited liability company: SunGard Bi-Tech LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First is amended to read in its entirety as follows:

FIRST: The name of the limited liability company is: SunGard Public Sector Bi-Tech LLC

3.	The Certificate of Amendment shall be effective at 12:01 a.m. on January 1, 2008.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 14th day of December, 2007.

By:	/S/ Michael J. Ruane
Michael J. Ruane, Manager

CERTIFICATE OF FORMATION

OF

SUNGARD BI-TECH LLC

This Certificate of Formation of SunGard Bi-Tech LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

SunGard Bi-Tech LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 12, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

SunGard Bi-Tech LLC Certificate of Formation

CERTIFICATE OF CONVERSION

OF

SUNGARD BI-TECH INC.

TO

SUNGARD BI-TECH LLC

Pursuant to Title 8, Section 266 of the General Corporation Law of the State of Delaware and Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, SunGard Bi-Tech Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into SunGard Bi-Tech LLC, a Delaware limited liability company:

1.	The Corporation was incorporated with the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 26, 1995.

2.	The name of the Corporation immediately prior to filing this Certificate of Conversion is SunGard Bi-Tech Inc. The name under which the Corporation was originally incorporated is Bi-Tech Acquisition Inc.

3.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is SunGard Bi-Tech LLC.

4.	This conversion has been duly approved by the Board of Directors and sole stockholder of the Corporation in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

5.	Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, this Certificate of Conversion shall be effective at 11:59 p.m. EDT on August 12, 2005.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized person this 12th day of August, 2005.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

Signature Page to SunGard Bi-Tech Inc. Certificate of Conversion